Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Medley Management Inc. of our report dated June 20, 2014, relating to our audit of the balance sheet of Medley Management Inc., which appears in the Registration Statement on Form S-1 as amended (No. 333-198212), and related prospectus of Medley Management Inc. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

New York, New York

September 23, 2014